SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 25, 2003



                              SPEAR & JACKSON, INC.
              --------------------------------------------
              Exact name of registrant as specified in its charter)


          Nevada              000-32013                 91-2037081
      ---------------        -----------             ------------------
      (State or other        (Commission             (IRS Employer
      jurisdiction of         File Number)           Identification No.)
        formation)


         2200 Corporate Boulevard, Suite 314
                Boca Raton, Florida                                33431
      ------------------------------------------                   ------
       (Address of principal executive offices)                  (Zip Code)



        Registrant's telephone number, including area code (561) 999-9011



          (Former name or former address, if changes since last report)



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Item 5. Other Events

        The Company is changing its method of accounting for the acquisition of Spear & Jackson plc and Bowers Group plc for the period ending September 30, 2002 to reflect the acquisition of Spear & Jackson plc and Bowers Group plc as a reverse acquisition. The Company is currently revising its filing and will refile as soon as possible.

        The effect of accounting for this transaction as a reverse acquisition would be to show the Statement of Operations for Spear & Jackson and Bowers Group for the twelve months ended September 30, 2001 and 2002 with the additional effect of an increase in net assets and stockholders equity.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Spear & Jackson, Inc.


Date: April 3, 2003                            By:/s/ Dennis Crowley
                                                  -------------------
                                                      Dennis Crowley
                                                      Chief Executive Officer